Bioventus Inc. Reports Preliminary Second Quarter Net Sales; Updates Full-Year 2021 Net Sales Guidance

DURHAM, NC – July 29, 2021 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported preliminary financial results for the three months ended July 3, 2021.

Preliminary Second Quarter Net Sales:
Net Sales of $108 million to $110 million represents 86.2% to 89.7% year-over-year growth and comprises:
•Net sales from legacy Bioventus Inc. of $96.5 million to $98.0 million, representing organic year-over-year revenue growth* of 66.4% to 69.0%, and
•Net sales from the acquisition of Bioness Inc. of $11.5 million to $12.0 million.

Updated Full-Year 2021 Net Sales Guidance:
For the twelve months ending December 31, 2021, the Company now expects net sales of $405 million to $415 million, up approximately 26% to 29% year-over-year. The full-year 2021 net sales guidance range comprises:
•Net sales from legacy Bioventus Inc. of $372.5 million to $380.5 million, representing organic revenue growth* in the range of approximately 16% to 18% year-over-year, and,
•Net sales from the acquisition of Bioness Inc., of approximately $32.5 million to $34.5 million.
The Company will update its full year 2021 guidance for GAAP and non-GAAP net income and adjusted EBITDA as part of its earnings press release on August 10, 2021.

“I am extremely pleased with our second quarter results, which speak to our team’s performance as we continued to build on the momentum we saw during the first quarter” stated Ken Reali, Chief Executive Officer of Bioventus. “We look forward to providing further context and details on our Q2 results and our full-year financial guidance as part of our full earnings release on August 10th.”

Bioventus Acquires Misonix Inc:
Bioventus separately today announced it has entered in to a definitive agreement to acquire Misonix, Inc. (NASDAQ: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, in a cash-and-stock transaction. Further details have been provided in a separate press release, and the management of both companies will hold a conference call this afternoon to discuss the acquisition.
* See below under “Use of Non-GAAP Financial Measures” for more information

Second Quarter 2021 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 5:00 p.m. Eastern Time on August 10, 2021. Those who would like to participate may dial 844-945-2085 (442-268-1266 for international callers) and provide access code 1650599.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until August 10, 2022.

Selected preliminary financial results for the three months ended July 3, 2021
This press release presents preliminary results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.
Included above are certain estimated preliminary unaudited financial results for the three months ended July 3, 2021 and the corresponding period of the prior fiscal year. We have provided ranges, rather than specific amounts, for the three months ended July 3, 2021 because these results are preliminary and subject to change, and there is a possibility that our actual results may differ materially from these preliminary estimates. These ranges are based on the information available to us as of the date of this announcement.
These estimated preliminary results for the three months ended July 3, 2021 are derived from the preliminary internal financial records of Bioventus Inc. and are subject to revisions based on our procedures and controls associated with the completion of our financial reporting, including all the customary reviews and approvals.
These estimated preliminary results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. Our independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, these estimated preliminary results. It is possible that we or our independent registered public accounting firm may identify items that would require us to make adjustments to the preliminary estimates set forth below as we complete our financial statements and that our actual results may differ materially from these preliminary estimates. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our previous reports filed with the Securities and Exchange Commission.

About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatment & joint preservation, restorative therapies and bone graft substitutes. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our preliminary financial results for the three months ended July 3, 2021 and the Company’s financial guidance and expected financial performance. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, risks to our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration ("FDA"); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize, including any potential changes by Centers for Medicare and Medicaid Services in the manner in which our HA viscosupplementation products are reimbursed, our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures that occurred within the last 12 months. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.

Investor Inquiries:
Mike Piccinino, CFA, IRC
Westwicke/ICR
Investor.relations@bioventus.com

Press and Media Inquiries:
Bioventus
Thomas Hill
thomas.hill@bioventus.com